AGREEMENT OF MERGER
                                BETWEEN
                       BEYOND DESIGN CORPORATION
                                  AND
                         BDC ACQUISITION, INC.

AGREEMENT OF MERGER dated this 13th day of May, 1997, by and between Beyond Design Corporation, a California corporation, herein called the surviving corporation and BDC Acquisition, Inc., a New
Jersey corporation, herein called the merging corporation.

        WITNESSETH that:

WHEREAS the parties to this Agreement, in consideration of the mutual agreements of each corporation as set forth hereinafter, deem it advisable and generally for the welfare of said corporations, that the merging corporation merge into the surviving corporation under and pursuant to the terms and conditions hereinafter set forth;

NOW THEREFORE, the corporations, parties to this Agreement, by and between their respective boards of directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby agree upon and prescribe the terms and conditions of said merger, the mode of carrying them into effect and the manner and basis of converting the shares of the constituent corporations into the shares of the surviving corporation, as follows:

       FIRST:The merging corporation shall be merged into the surviving corporation.

       SECOND: The Articles of Incorporation of the surviving corporation are not to be amended by virtue of the Merger provided for in this Agreement.

       THIRD: The terms and conditions of the Merger are as follows:

       The directors and officers of the surviving corporation on the effective date of this merger shall resign and shall be replaced by directors and officers appointed by Diamond Entertainment Corporation, the parent company of BDC Acquisition Inc.

       Upon the merger becoming effective, the separate existence of the merging corporation shall cease and all the property, rights, privileges, franchises, patents, trade-marks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation, shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees, from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otgherwise to carry out the intent and purposes hereof and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

       All rights of creditors and all liens upon the property of either of said corporations shall be preserved unimpaired, and all debts, liabilities and duties of the merged corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

       FOURTH:   Upon filing of the Merger, all shares of BDC
Acquisition, Inc. and Beyond Design Corporation are cancelled. The Shares of BDC ACquisition shall be cancelled without any consideration being paid to the holder thereof. Each share of Beyond Design Corporation common stock shall be exchanged for and converted into the rigfht to receive .56426 shares of the common stock of Diamond Entertainment Corporation, the parent corporation of BDC Acquisition, Inc.

       FIFTH:   This Agreement of Merger shall become effective on
filing with the California Secretary of State.



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their respective officers thereunto duly authorized on this 13th day of May, 1997.


                                 BEYOND DESIGN CORPORATION


                            By:  /s/ Clinton L. Pagano, Sr.
                                 ------------------------------
                                 Clinton L. Pagano, Sr.
                                 Chairman of the Board
                                 Secretary


                                 BDC ACQUISITION, INC.


                            By:  /s/ James K. T. Lu
                                 ------------------------------
                                 James K. T. Lu
                                 President and Secretary